===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           RUDOLPH TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                          RUDOLPH TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 21, 2002

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Rudolph Technologies, Inc. (the "Company"), a Delaware corporation, will be held on May 21, 2002 at 11:00 a.m., local time, at the Company's corporate headquarters, located at One Rudolph Road, Flanders, New Jersey, for the following purposes:

      1. To elect two Class III directors to serve for three-year terms expiring upon the 2005 Annual Meeting of Stockholders or until their successors are elected.

      2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          STEVEN R. ROTH
                                          Secretary

Flanders, New Jersey
April 24, 2002

                          RUDOLPH TECHNOLOGIES, INC.

                               -----------------

                                PROXY STATEMENT

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Rudolph Technologies, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held May 21, 2002 at 11:00 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate headquarters, located at One Rudolph Road, Flanders, New Jersey. The Company's telephone number is (973) 691-1300.

   These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, were mailed on or about April 24, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

   Stockholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at the meeting. At the record date, 16,169,058 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

   The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted

"FOR", "AGAINST" or "WITHHOLD AUTHORITY" with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   Under current Delaware case law, while broker non-votes s (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner.

Deadlines for Submission of Stockholder Proposals for 2003 Annual Meeting

   Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2003 Annual Stockholder Meeting must submit such proposal to the Company by December 25, 2002 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2003 Annual Stockholder Meeting must submit such a proposal to the Company prior to March 10, 2003.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Nominees

   The authorized number of directors is currently established at eight. The Company's Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are three directors in each of Class I and Class II and two directors in Class III. Each of the three Class I directors will hold office until the 2003 Annual Meeting or until his successor has been duly elected and qualified and each of the Class II directors will hold office until the 2004 Annual Meeting or until his successor has been duly elected and qualified. The two Class III directors are to be elected at this Annual Meeting.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

   The names of the two Class III nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class I and Class II directors with unexpired terms are also set forth below. All information is as of the record date.

                                                                                               Director
Name                              Age                   Principal Occupation                    Since
----                              ---                   --------------------                   --------
Nominees for Class III Directors:
David Belluck.................... 39  General Partner and Director of Riverside Partners, Inc.   1996
Aubrey C. Tobey.................. 76  President of ACT International Consulting, Inc.            1998
Continuing Class I Directors:
Paul Craig....................... 45  General Partner and Director of Riverside Partners, Inc.   1996
Paul F. McLaughlin............... 56  Chairman and Chief Executive Officer of Rudolph
                                      Technologies, Inc.                                         1996
Carl E. Ring, Jr................. 64  Managing Director of Liberty Partners, L.P.                1996
Continuing Class II Directors:
Daniel H. Berry.................. 56  Industry Consultant                                        1998
Stephen J. Fisher................ 39  Partner, Liberty Partners, L.P.                            1996
Richard F. Spanier............... 62  Retired, Chairman Emeritus                                 1966

   Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

   Paul F. McLaughlin has served as the Company's Chairman since January 2000 and Chief Executive Officer and as a director of the Company since June 1996. Mr. McLaughlin has over 15 years experience in the semiconductor capital equipment business including 6 years as Vice President at Perkin-Elmer Corporation, a pioneer in optical lithography. Mr. McLaughlin holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute, an M.S. in Metallurgy and Materials Science from Lehigh University and an M.B.A. from Harvard University, Graduate School of Business Administration.

   David Belluck has served as one of the Company's directors since June 1996. Since February 1989, Mr. Belluck has been a general partner of Riverside Partners, Inc., a private equity investment firm. Mr. Belluck holds a B.A. from Harvard University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Belluck is currently a director of Atchison Casting Corporation.

   Daniel H. Berry has served as one of the Company's directors since October 1998. Since January 2001, Mr. Berry has been a consultant to the semiconductor industry. From May 1999 to January 2001, he served as President and Chief Operating Officer of Ultratech Stepper, Inc., a lithography tool supplier. From August 1998 to May 1999 he served as Executive Vice President and Chief Operating Officer of Ultratech Stepper and from January 1994 to August 1999, he served as a Senior Vice President of Sales and Marketing of that company.
Mr. Berry holds a B.S. in Electrical Engineering from the Polytechnic Institute of Brooklyn.

   Paul Craig has served as one of the Company's directors since June 1996. Since February 1989, Mr. Craig has served as a general partner and a director of Riverside Partners, Inc., a private equity investment firm. Mr. Craig holds a B.A. from Harvard University.

   Stephen J. Fisher has served as one of the Company's directors since June 1996. Since June 1998, Mr. Fisher has served as a partner of Liberty Partners, L.P., a private equity investment firm. From June 1994 to June 1998, Mr. Fisher served as a Vice President of Liberty Capital Partners, Inc. Mr. Fisher holds a B.S. and an M.B.A. from Washington University and a J.D. from Boston University School of Law.

   Carl E. Ring, Jr. has served as one of the Company's directors since June 1996. Mr. Ring was a founding partner of Liberty Partners, L.P. from September 1992 through June 2001 and is currently a Managing Director of Liberty Partners, L.P. Mr. Ring holds a B.A. in mathematics from George Washington University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Ring is currently a director of Monaco Coach Corporation.

   Richard F. Spanier has served as Chairman Emeritus of the Company's Board of Directors since January 2000 and prior to that the Company's Chairman of the Board of Directors since September 1966. From September 1966 to June 1996, Mr. Spanier served as the Company's President and Chief Executive Officer.
Mr. Spanier holds a B.S. in Physics, an M.S. in Physical Chemistry and a Ph.D. in Chemical Physics from Stevens Institute of Technology.

   Aubrey C. Tobey has served as one of the Company's directors since October 1998. Since April 1987, Mr. Tobey has served as President of ACT International Consulting, Inc., a company which provides marketing and management services for high technology companies. Mr. Tobey holds a B.S. in Mechanical Engineering from Tufts University and an M.S. in Mechanical Engineering from the University of Connecticut. Mr. Tobey is currently a director of Chartered Semiconductor Manufacturing, Ltd.

Board Meetings and Committees

   The Board of Directors of the Company held a total of four meetings during fiscal 2001. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

   The Audit Committee of the Board of Directors currently consists of Directors Berry, Belluck and Tobey, and held four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee has adopted a written charter. Each member of the Company's Audit Committee is "independent" as defined under Nasdaq's listing standards. The Audit Committee's Report is set forth below at "AUDIT DISCLOSURE--Audit Committee Report."

   The Compensation Committee of the Board of Directors currently consists of Directors Craig and Ring, and held one meeting during the last fiscal year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans. The Compensation Committee's Report is set forth below at "COMPENSATION COMMITTEE REPORT."

Compensation of Directors

   Directors who are employees of the Company receive no compensation for their services as members of the Board of Directors. Other directors received cash compensation of $20,000 in 2001.

Vote Required

   The two nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

   The Company's Board of Directors unanimously recommends voting "for" the nominees set forth herein.

                            EXECUTIVE COMPENSATION

Executive Compensation Tables

   The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the other executive officers of the Company (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                         Long term
                                              Annual Compensation       compensation
                                         ------------------------------ ------------
                                                                         Securities
                                                           Other Annual  Underlying     All Other
   Name and Principal Position      Year  Salary  Bonus(1) Compensation   Options    Compensation(2)
   ---------------------------      ---- -------- -------- ------------ ------------ ---------------
Paul F. McLaughlin................. 2001 $337,952 $     --      --        155,000        $5,829
  Chairman and Chief Executive      2000  281,846  120,000      --             --         6,020
  Officer                           1999  258,470   78,000      --        143,545         4,635
Robert M. Loiterman................ 2001  214,039       --      --         90,000         5,797
  Senior Vice President of          2000  179,567   42,750      --             --         5,912
  Technology and General            1999  162,064   41,250      --         88,909         5,207
  Manager of Integrated Metrology                       --
Steven R. Roth..................... 2001  180,865       --      --         65,000         5,386
  Senior Vice President, Finance    2000  150,477   28,875      --             --         5,628
  and Administration and Chief      1999  129,107   26,600      --         88,909         3,969
  Financial Officer
Nathan H. Little................... 2001   79,084       --      --         40,000           274
  Vice President, Operations        2000       --       --      --             --            --
                                    1999       --       --      --             --            --

--------
(1) Includes bonuses earned during the fiscal year and paid in the subsequent year.
(2) Amounts shown include (i) the following life insurance premiums paid by the Company for each executive officer in fiscal years 1999, 2000 and 2001, respectively: Mr. McLaughlin ($373, $770 and $729), Mr. Loiterman ($345, $662 and $697), Mr. Roth ($272, $577 and $588) and Mr. Little ($0, $0 and
    $274); and (ii) amounts contributed by the Company under the Company's 401(k) Saving and Retirement Plan for fiscal years 1999, 2000 and 2001, respectively: Mr. McLaughlin ($4,262, $5,250 and $5,100), Mr. Loiterman ($4,862, $5,250 and $5,100) and Mr. Roth ($3,697, $5,051 and $4,798).

Option Grants

   The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 31, 2001.

                       Option Grants in Last Fiscal Year

                             # of Individual Grants (1)
                      -----------------------------------------
                      Number of                                 Potential Realizable Value at
                      Securities % of Total                        Assumed Annual Rates of
                      Underlying  Options                       Stock Price Appreciation for
                       Options   Granted to                            Option Term (2)
                       Granted   Employees  Exercise Expiration -----------------------------
        Name             (#)      in 2001    Price      Date          5%            10%
        ----          ---------- ---------- -------- ----------   ----------     ----------
Paul F. McLaughlin...  125,000     13.35%    $40.13   01/25/11  $3,154,693     $7,994,611
                        30,000      3.20      23.40   10/18/11     441,484      1,118,807
Robert M. Loiterman..   75,000      8.01      40.13   01/25/11   1,892,816      4,796,766
                        15,000      1.60      23.40   10/18/11     220,742        559,404
Steven R. Roth.......   50,000      5.34      40.13   01/25/11   1,261,877      3,197,844
                        15,000      1.60      23.40   10/18/11     220,742        559,404
Nathan H. Little.....   25,000      2.67      50.30   05/21/11     790,835      2,004,131
                        15,000      1.60      23.40   10/18/11     220,742        559,404

--------
(1) These options were granted pursuant to the Company's 1999 Stock Plan. The option exercise prices were at the fair market value of the Company's Common Stock on the date of grant. These options have terms of ten years and vest as follows: 20% of the shares subject to the option become exercisable twelve months after the date of grant and 1/60/th of the shares subject to the option become exercisable each month thereafter. /
(2) Potential realizable values are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, applied for the entire ten-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, the option holders' continued employment through the vesting period and the date of exercise and sale of the option shares. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

Option Exercises and Values

   The following table sets forth information for the Named Executive Officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2001.

                  Fiscal Year-End Option Exercises and Values

                                              Number of Securities     Value of Unexercised In-the-
                         Shares              Underlying Unexercised          Money Options at
                        Acquired          Options at December 31, 2001     December 31, 2001(1)
                           on     Value   ---------------------------- ----------------------------
         Name           Exercise Realized Exercisable    Unexercisable  Exercisable   Unexercisable
         ----           -------- -------- -----------    ------------- -----------    -------------
Paul F. McLaughlin.....      --  $     --   383,208         227,918    $12,099,261     $1,663,458
Robert M. Loiterman....  12,000   343,371    61,004         133,751      1,574,317        965,318
Steven R. Roth.........  16,638   662,237    51,452         108,751      1,253,021        965,318
Nathan H. Little.......      --        --        --          40,000             --        163,800

--------
(1) Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $34.32 per share on December 31, 2001 minus the exercise price.

Executive Officers

   Set forth below is certain information regarding the executive officers of the Company and their ages as of March 1, 2002. Information relating to Paul F. McLaughlin is set forth above at "PROPOSAL 1--ELECTION OF DIRECTORS--Nominees."

   Robert M. Loiterman, age 42, was promoted to Senior Vice President of Technology and General Manager of Integrated Metrology in February 2002. He served as the Company's Vice President of Engineering from June 1996 to February 2002. From June 1993 to June 1996, Mr. Loiterman served as the Company's Director of Engineering, from January 1990 to June 1993 he served as a project manager and from January 1988 to January 1990 he served as a design engineer. Mr. Loiterman holds a B.S. in Electrical Engineering from Rutgers University.

   Steven R. Roth, age 41, was promoted to Senior Vice President in February 2002 and has served as the Company's Vice President, Finance and Administration and Chief Financial Officer since September 1996. From August 1991 to August 1996, Mr. Roth served as a Director of Corporate Finance for Bell Communications Research, now called Telcordia, a research and development company serving the telecommunications industry. Mr. Roth is a C.P.A. and holds a B.S. in Accounting from Villanova University.

   Nathan H. Little, age 50, has served as the Company's Vice President of Operations since May 2001. From 1997 to 2001, Mr. Little held the following positions for Philips Electronics North America: from 1999 to 2001 he served as Vice President, NPR Purchasing, from 1998 to 1999 he served as Director, Corporate Leveraging, and from 1997 to 1998 he served as Cluster Manager, NPR Purchasing. From 1993 to 1997, Mr. Little served as National Sales Manager for Philips Electronic Instruments Company. Mr. Little received a B.S. in Mechanical Engineering from Northwestern University, an M.S. in Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard Business School. He is a Professional Engineer (PE) and a Certified Purchasing Manager (C.P.M.)

Employment Agreements and Change in Control Arrangements

   In 2000, the Company entered into management agreements with Paul F. McLaughlin, Robert M. Loiterman, and Steven R. Roth. The management agreements with Mr. Loiterman and Mr. Roth provide for terms of one year with automatic renewals for additional one-year terms unless the Company or the executive deliver a notice of non-renewal to the other party. Mr. McLaughlin's management agreement provides for an initial term of two years with automatic renewals for additional two year terms. The management agreements with each of Messrs. Loiterman and Roth prohibit the executives from competing with the Company in any way or soliciting our employees during their terms of employment and for one year after termination of their employment. Mr. McLaughlin's management agreement prohibits him from competing with the Company in any way or soliciting our employees during the term of his employment and for two years after termination of his employment.

   The management agreements provide that if the Company terminates an executive's employment without cause or if the executive terminates with good cause, the Company will be required to pay that executive his base salary for one year or two years in the case of Mr. McLaughlin. The agreements also provide that in the event of the termination of an executive's employment upon a change in control, which results in the executive not being offered a management agreement on comparable terms, the executive will be entitled to receive his base salary for one year, or two years in the case of Mr. McLaughlin. In this context, a change of control would occur if, among other events, the Company were sold to an independent third party and that independent third party acquired enough of the Company's stock to elect a majority of the Company's Board of Directors, or that independent third party acquired all, or substantially all, of the Company's assets.

                         COMPENSATION COMMITTEE REPORT

   The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

   The Compensation Committee of the Board of Directors (the "Committee") was established in 1996 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company have been generally established at or near the start of each fiscal year, and final bonuses for executive officers have been determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

Executive Compensation

   The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

Cash-based Compensation

   The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

   Base salaries for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

   An executive's annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive's individual performance. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

   The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer and other than shares allocated in amounts of 10,000 or more per recipient, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool in amounts of 10,000 or less per recipient is made by the Chief Executive Officer and reviewed by the Board of Directors at the first Board meeting following such allocation. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities at the Company, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant. In 2001, options to purchase an aggregate of 350,000 shares of Common Stock were granted to the executive officers.

Chief Executive Officer Compensation

   The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 2001, Mr. McLaughlin received a base salary of $337,952 for serving as the Chief Executive Officer of the Company. Mr. McLaughlin received no cash bonus for 2001. In 2001, the Compensation Committee also granted Mr. McLaughlin options to purchase an aggregate of 155,000 shares of the Company's Common Stock.

Tax Deductibility of Executive Compensation

   The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

   The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Directors Craig and Ring, none of whom has interlocking relationships as defined by the Securities and Exchange Commission.

                                             THE COMPENSATION COMMITTEE


                                             PAUL CRAIG
                                             CARL E. RING, JR.

                               AUDIT DISCLOSURE

Independent Public Accountants

   The firm of Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 2001 and has served as the Company's independent public accountants since May 14, 2001. In light of recent events affecting Arthur Andersen LLP, the Company has not yet selected independent public accountants to audit its financial statements for the fiscal year ending December 31, 2002. The Audit Committee is currently evaluating the matter. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make statements if they desire to do so and are expected to be available to respond to appropriate questions. If the Board of Directors selects new independent public accountants prior to the Annual Meeting, the Company intends to also invite a representative of the new accounting firm to attend the Annual Meeting.

   On May 14, 2001, the Company engaged Arthur Andersen, LLP as its independent accountants in place of PricewaterhouseCoopers LLP. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

   The reports of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 1999 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the Company's audits for the fiscal years ended December 31, 1999 and 2000 and through May 14, 2001, there were no disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for the fiscal years ended December 31, 1999 and 2000. During the fiscal years ended December 31, 1999 and 2000 and through May 14, 2001, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). PricewaterhouseCoopers LLP's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as Exhibit 16 to the Company's Current report on Form 8-K/A, dated May 18, 2001.

Audit Committee Report

   The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended December 31, 2001.

   The Audit Committee of the Board of Directors has:

  . reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with the Company's management;

  . discussed with Arthur Andersen LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standard 61; and

  . reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independent Standards Board No. 1 and has discussed with Arthur Andersen LLP its independence.

   Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K.

                                   THE AUDIT COMMITTEE

                                   DANIEL H. BERRY
                                   DAVID BELLUCK
                                   AUBREY C. TOBEY

Fees billed to the Company by Arthur Andersen LLP during Fiscal 2001

   Audit Fees:

   Audit fees billed to the Company by Arthur Andersen LLP for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001 totaled $119,485.

   Financial Information Systems Design and Implementation Fees:

   The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

   All Other Fees:

   Fees billed to the Company by Arthur Andersen LLP for all other services rendered to the Company during the Company's 2001 fiscal year totaled $21,750 including audit-related fees of $15,000 and other fees of $16,470. Audit-related fees include a benefit plan audit. Other fees include tax-related services and assistance with foreign regulatory filings.

   The Audit Committee has determined that the provision of other services is compatible with Arthur Andersen LLP's independence.

                          COMPANY'S STOCK PERFORMANCE

   Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company's Common Stock was traded on the Nasdaq Stock Market, November 12, 1999, and ending on December 31, 2001. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

   The graph assumes that $100 was invested on November 12, 1999 in the Company's Common Stock and in each index (based on prices from the close of trading on November 12, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52 week fiscal year which ended on Monday, December 31, 2001. Under the assumptions stated above, over the period from November 12, 1999 to December 31, 2001 the total return on an investment in the Company would have been 214.5%, as compared to 60.2% for the Nasdaq Stock Market index and 92.8% for the JP Morgan H & Q Semiconductor index shown below.

                             PERFORMANCE GRAPH FOR
                          RUDOLPH TECHNOLOGIES, INC.


                                    [CHART]

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG RUDOLPH TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q SEMICONDUCTORS INDEX

                                     11/12/99      12/99     12/00     12/01
RUDOLPH TECHNOLOGIES, INC.            100.00      209.38    188.68    214.50
NASDAQ STOCK MARKET (U.S.)            100.00      126.13     75.87     60.20
JP MORGAN H & Q SEMICONDUCTORS        100.00      114.78     95.75     92.81

*$100 INVESTED ON 11/12/99 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                              SECURITY OWNERSHIP

   The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 1, 2002 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                    Number of
Beneficial Owner                                                    Shares(1) Percentage(2)
----------------                                                    --------- -------------
Liberty Partners Holdings, 11, L.L.C............................... 4,127,540     25.6%
 c/o Liberty Capital Partners, Inc.
 1370 Avenue of the Americas
 New York, NY 10019
Franklin Resources, Inc.(3)........................................ 1,755,095     10.9
 One Franklin Parkway
 San Mateo, CA 94403
Paul F. McLaughlin(4)..............................................   479,982      2.9
Robert M. Loiterman................................................    94,577        *
Steven R. Roth.....................................................    68,018        *
Nathan H. Little...................................................        --        *
David Belluck......................................................   197,407      1.2
Daniel H. Berry....................................................     6,783        *
Paul Craig.........................................................   155,285        *
Stephen J. Fisher(5)............................................... 4,130,540     25.6
 c/o Liberty Capital Partners, Inc.
 1370 Avenue of the Americas
 New York, NY 10019
Carl E. Ring, Jr.(5)...............................................        --        *
 c/o Liberty Capital Partners, Inc.
 1370 Avenue of the Americas
 New York, NY 10019
Richard F. Spanier(6)..............................................   264,112      1.6
Aubrey C. Tobey....................................................     3,783        *
All directors and executive officers as a group (eleven persons)(7) 5,400,487     32.3

--------
 * Less than 1%.
(1) Includes the number of shares subject to options which are exercisable within 60 days of March 1, 2002 by the following persons: Mr. McLaughlin, (422,792 shares), Mr. Loiterman (84,754 shares), Mr. Roth (63,952 shares), Mr. Berry (1,783 shares), Mr. Tobey (1,783 shares) and all directors and executive officers as a group (575,064 shares).
(2) Applicable percentage ownership is based on 16,141,433 shares of common stock outstanding as of March 1, 2002. Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares as to which a person holds sole or shared voting or investment power. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 1, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted the address for the stockholders named in this table is c/o Rudolph Technologies, Inc., One Rudolph Road, Flanders, NJ 07836.

(3) Information provided herein is based on the group filing of Schedule 13G/A on February 14, 2002 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. The shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Advisor Subsidiaries") of Franklin Resources, Inc. Such advisory contracts grant to such Advisor Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Advisor Subsidiaries may be deemed to be the beneficial owner of the shares.
(4) Includes 20,000 shares held by Mr. McLaughlin's wife.
(5) The number of shares of common stock beneficially owned by Mr. Fisher consists of 4,127,540 shares of our common stock held by Liberty Partners Holdings 11, L.L.C. Mr. Fisher is a director and stockholder of Liberty Capital Partners, Inc., which is the general partner of Liberty Partners, L.P. Liberty Partners, L.P. is a partner of Liberty Investment Partnership 11, which is the managing member of Liberty Partners Holdings 11, L.L.C. Mr. Fisher disclaims beneficial ownership of all shares except to the extent of his pecuniary interest in Liberty Partners Holdings 11, L.L.C.
(6) Includes 2,715 shares held by Mr. Spanier's wife and 198,445 shares held by the Lord Rudolph Spanier Foundation.
(7) The number of shares of common stock beneficially owned by our directors and executive officers as a group includes 4,127,540 shares of our common stock held by Liberty Partners Holdings 11, L.L.C.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2001, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except as follows: (i) Nathan Little filed a late Form 3 after his appointment as an executive officer of the Company, (ii) each of Paul F. McLaughlin, Nathan Little, Robert M. Loiterman, Steven R. Roth and Richard F. Spanier filed a late Form 5 for the fiscal year ended December 31, 2001 covering two transactions and (iii) each of Stephen J. Fisher, Carl E. Ring, Jr., Liberty Capital Partners, Inc., Liberty Partners, L.P. and Liberty Partners Holdings, 11, L.L.C. filed a late Form 4 to report two transactions made by Liberty Partners Holdings, 11, L.L.C.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEVEN R. ROTH
                                          Secretary

Dated: April 24, 2002

--------------------------------------------------------------------------------

                           RUDOLPH TECHNOLOGIES, INC.

                                     PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                   OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.


     The undersigned hereby constitutes and appoints David Belluck and Daniel H. Berry, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of Rudolph Technologies, Inc. held of record by the undersigned on March 29, 2002, at the Annual Meeting of Stockholders of Rudolph Technologies, Inc. to be held Tuesday, May 21, 2002 and at any and all adjournments thereof as follows:

                 (Continued and to be signed on reverse side.)

                                       \/ Please Detach and Mail in the Envelope Provided \/
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
A [X] Please mark your
      votes as in this
      example



             FOR all nominees            WITHHOLD
              listed at right            AUTHORITY
           (except as marked to  to vote for all nominees
            the contrary below)       listed at right
1. ELECTION           [_]                   [_]        Nominees: David Belluck     2. IN THEIR DISCRETION, THE PROXIES ARE
   OF                                                            Aubrey C. Tobey      AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
   DIRECTORS                                                                          AS MAY PROPERLY BE BROUGHT BEFORE THE
                                                                                      MEETING OR ANY ADJOURNMENT THEREOF.
To withhold authority to vote for any individual
nominee, write that nominee's name in the space                                       This proxy, when properly executed, will be
provided below:                                                                    voted in the manner described herein by the
                                                                                   undersigned. If no direction is made, this proxy
                                                                                   will be voted FOR all nominees listed.
-----------------------------------------------
                                                                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.














                                                                                                            Dated             , 2002
----------------------------------------------------- -----------------------------------------------------      -------------
             SIGNATURE OF STOCKHOLDER                             SIGNATURE IF HELD JOINTLY

Note: Please sign exactly as your name appears on this proxy cared. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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